Exhibit 10.27

DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT

This Development, Marketing and Distribution Agreement (the “Agreement”) is made and entered into as of the 17 th day of April, 2003 (the “Effective Date”), by and between LSI Logic Corporation, a corporation organized and existing pursuant to the laws of the state of Delaware, with principal offices at 1621 Barber Lane, Milpitas, CA 95035, on behalf of itself and the subsidiaries of LSI Logic Corporation (collectively “LSI”) and Synplicity, Inc., a corporation organized and existing pursuant to the laws of the state of California, with principal offices at 600 West California Ave, Sunnyvale, CA 94086 (“Synplicity”).

WHEREAS, there is a highly competitive market for ASICs and LSI is in the business of developing and marketing for sale ASICs; and

WHEREAS, there is a highly competitive market for electronic design automation tools and Synplicity develops and markets for sale electronic design automation tools of value to purchasers of ASICs; and

WHEREAS, LSI is not currently able to develop next-generation software synthesis tools to offer its ASIC customers; and

WHEREAS, LSI and Synplicity recognize the value to customers in having Synplicity developing, marketing, and distributing a complementary next-generation electronic automation tool for purchasers of LSI’s Amplify ASIC RC product; and

WHEREAS, the goal of this Development Marketing and Distribution Agreement is to develop a new and integrated solution responsive to customer requirements; and

WHEREAS, another goal of the Agreement is to enhance LSI’s ability to successfully compete in the sale of ASICs and to enhance Synplicity’s ability to successfully compete in the sale of electronic design automation tools for ASICs; and

WHEREAS, ASIC customers are highly sensitive to the balance of total system costs, product quality, feature set, and the quality of results, when purchasing both electronic design automation tools and ASICs; then

In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS.

1.1 “Amplify ASIC RC” means the software synthesis product developed under this Agreement that (i) is based on the current commercially available version of Synplicity’s Amplify product and on Updates to that product and any documentation and (ii) may be further described on the Statement of Work, all in object code form.

1.2 “Completed Design” means that a particular circuit or chip design has been completed, which occurs when the design is taped-out resulting in the generation of a GDSII file, and in the design process the design has been compiled and transformed using Amplify ASIC RC from RTL format (Verilog or VHDL) to a structural logic netlist (Verilog, VHDL or EDIF) with fully placed logic gates for physical implementation.

1.3 “Commercial License” means the Amplify ASIC RC license(s) granted from Synplicity to a customer that has a license duration of six (6) months, twelve (12) months, or a perpetual term.

1.4 “Confidential Information” has the meaning set forth in Section 11.

1.5 “Deliverable” means (i) Amplify ASIC RC (the beta2 version, and then, subsequently, the production version) and (b) any other items to be delivered to LSI and identified as “deliverables” on the Statement of Work.

1.6 “Development Dependencies” shall mean the LSI obligations set forth in the Statement of Work.

1.7 “Design Service Partner” means a third party partner of LSI, pursuant to an existing design partner program at LSI, that is one of the parties identified on Exhibit E, which may be revised from time-to-time as permitted in Section 9.1, and performs design service work toward a Completed Design either independently or in conjunction with LSI for a third party and not on its own behalf or on behalf of LSI.

1.8 “Development Period” means the period commencing on the Effective Date and continuing until LSI’s acceptance of the production version of Amplify ASIC RC under this Agreement.

1.9 “Evaluation License” means the license(s) granted from Synplicity to a customer, free of charge, which is for internal evaluation purposes only and is not to exceed a term of [***] days. Additional Evaluation Licenses for the same design will expire no later than [***] days after the issuance of the first Evaluation License for that design, unless otherwise agreed to by Synplicity. LSI shall not accept a design for implementation, nor shall the customer be enabled to tape-out or manufacture the target RapidChip™ design, using these free Evaluation Licenses.

1.10 “Intellectual Property Rights” means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing copyrights, trade

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secrets, patents, or any other intellectual and industrial property and proprietary rights (excluding trademarks) including all registrations, applications, renewals and extensions of such rights.

1.11 “LSI Design Services” means services provided by LSI’s internal design teams at LSI’s facilities, for a third party on behalf of that third party, and not for LSI.

1.12 “LSI Libraries” means LSI’s logic libraries and library components for its RapidChip™ architecture.

1.13 “LSI Materials” means (i) the LSI Libraries, (ii) LSI Technology, and (iii) any other materials, information, software modules, or other items provided by LSI to Synplicity in connection with the development of Amplify ASIC RC under this Agreement.

1.14 “LSI Technology” means LSI’s technology, RapidChip™ configurations, RapidChip™ architectures, hardware, software, libraries, modules, know-how, show-how, documentation, algorithms, processes, developments, inventions, discoveries, information and other related materials.

1.15 “Marketing Period” means the period commencing on the acceptance of the production version of Amplify ASIC RC under this Agreement and continuing until the expiration or termination of this Agreement.

1.16 “Milestones” means the objectives identified as “milestones” in the Statement of Work.

1.17 “Specifications” means the technical specifications for the Deliverables as set forth in the Statement of Work.

1.18 “Statement of Work” means Exhibit A attached hereto, which sets forth the development work to be done under this Agreement, the Deliverables, the Milestones and other information related to the development hereunder.

1.19 “Synplicity Technology” means Synplicity’s technology, software, know-how, show-how, documentation, algorithms, processes, developments, inventions, discoveries, information and other materials.

1.20 “Updates” means new releases of Amplify ASIC RC containing error corrections and/or bug fixes, in object code form, which are made commercially available by Synplicity, but which are not considered by Synplicity to be a new product.

2. DEVELOPMENT

2.1 Management Committee.

(a) The parties shall establish a committee to oversee and coordinate the development, integration, marketing and sales efforts undertaken under this Agreement (the “Management Committee”). The Management Committee consists of two (2) LSI representatives and two (2) Synplicity representatives, including at least one technical person from each party. The initial representatives are identified on the Statement of Work, but either party may add representatives or replace its existing representatives to the Management Committee upon written notice to the other party.

(b) The Management Committee shall meet at least once per quarter during the term of the Agreement to review progress of the development and the parties’ marketing and distribution obligations. Delivery and acceptance must be performed by the Management Committee or by people internally at each party who report to the Management Committee. The Management Committee also shall resolve any conflicts. Notwithstanding the foregoing, Synplicity shall have the right to make any final determination on features and release schedules subsequent to completion of development deliverables set forth in Exhibit A.

2.2 Development Obligations. The Specifications for Amplify ASIC RC are set forth on the Statement of Work, which is attached hereto as Exhibit A. Synplicity will modify its existing Amplify ASIC product, and may use other Synplicity Technology, and may use the LSI Libraries and other LSI Materials to create Amplify ASIC RC. Synplicity will use commercially reasonable efforts to develop Amplify ASIC RC in accordance with the Specifications and the schedule on the Statement of Work.

2.3 Development Assistance. LSI shall provide development assistance to Synplicity related to the development of Amplify ASIC RC, including without limitation (i) delivering to Synplicity in a timely manner all LSI Materials reasonably requested by Synplicity, (ii) assisting with the integration, use and modification of the LSI Materials, (iii) performing the Development Dependencies, and (iv) testing any Deliverables and Updates. [***]. Synplicity will identify in the Management Committee meetings all areas where LSI is not providing satisfactory development assistance. At least 30 days prior to declaring a material breach, Synplicity will provide written documentation to both members of LSI’s Management Committee identifying all areas where [***] for which Synplicity plans to declare a material breach.

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.4 Updated LSI Materials. On an ongoing basis during the term of this Agreement, upon Synplicity’s request, LSI shall deliver to Synplicity the LSI Materials related to its RapidChip™ architecture or enhancements thereto, including any enhancements and updates to the LSI Libraries and new RapidChip™ configurations as appropriate and necessary for the development and update of Amplify ASIC RC.

2.5 Change Orders. The Specifications or other portions of the Statement of Work may be modified upon request by one party and written approval of the other. The requesting party must submit a request in writing, and the non-requesting party must approve, disapprove or propose alternatives to the proposed changes within five (5) calendar days; however, if the non-requesting party disapproves of the proposed changes, then it shall inform the Management Committee of the reasons for such rejection. Approved change requests will become part of the Statement of Work and shall be referenced in all appropriate sections of the Statement of Work, including, adjustments, if applicable, to the schedule and fees.

3. DELIVERY AND ACCEPTANCE

3.1 Delivery. Upon the completion of each Milestone and the completion of the production version of Amplify ASIC RC, Synplicity shall deliver the associated Deliverables to LSI electronically via file transfer protocol.

3.2 Acceptance. After delivery of any Deliverable, LSI shall have [***] days to test and evaluate that deliverable, and provide to Synplicity (a) a statement of acceptance, or (b) a statement of defects to be corrected. A defect is a failure to [***].

(a) Acceptance Process. LSI will be deemed to have accepted a Deliverable unless it gives notice to Synplicity, within [***] days after its receipt that the Deliverable has a defect as described above. If LSI notifies Synplicity of a defect, then Synplicity will use commercially reasonable efforts to modify the Deliverable within [***] days, so that the defects no longer exist. Synplicity then shall resubmit the Deliverables to LSI for acceptance testing as provided above. The acceptance process will be repeated as required until (i) the Deliverable does not have defects as defined above, or (ii) LSI determines that in good faith the defect cannot be remedied by Synplicity. If the first condition occurs then the Deliverable shall be deemed fully accepted. If the second condition exists after [***], then either party may terminate this Agreement.

3.3 Rights Upon Failure To Accept. If final acceptance is not achieved by [***], Synplicity may terminate this Agreement. Upon such termination, Synplicity shall return

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

to LSI all LSI Materials, and LSI shall return to Synplicity all Deliverables or other materials delivered to LSI.

3.4 No Additional Obligations. Upon acceptance of each Deliverable, Synplicity shall have no further obligation with respect to development of new functions or features of such Deliverable. For the term of this Agreement, provided LSI, LSI’s Design Service Partners, or LSI’s customers are paying [***] license fees per this Agreement, Synplicity will maintain and support Amplify ASIC RC for the licensed use by LSI, LSI’s Design Service Partners, and LSI’s customers, including delivery of any Updates.

4. DISTRIBUTION BY LSI OF AMPLIFY ASIC RC FOR EVALUATION LICENSES

4.1 Distribution of Amplify ASIC RC for Evaluation Licenses. When Amplify ASIC RC will be distributed for use under an Evaluation License, LSI or Synplicity will distribute an executable copy of the software and Synplicity will generate an Evaluation License.

4.2 License to Distribute: Synplicity grants LSI a non-exclusive right to reproduce, publicly perform and display, and distribute [***] copies of Amplify ASIC RC, only subject to the terms of the Evaluation License. LSI has no right to extend the time for which the Evaluation License is granted, or to grant any warranties or any other terms that conflict with, or are in addition to, those in the Evaluation License. For purposes of this Section, [***].

4.3 Order Procedure and Generation of Evaluation Licenses. Upon distribution, LSI will, on behalf of its customers, request an Evaluation License by submitting to Synplicity, via a means reasonably requested or specified by Synplicity, information about the customer, including name, company, address, phone, fax, email address and any other information reasonably requested by Synplicity. For each valid request, Synplicity will generate an Evaluation License, which Evaluation License will be sent directly from Synplicity to the customer. Synplicity will return to LSI confirmation that the Evaluation License has been generated, and will provide to LSI (or, at LSI’s request, directly to the customer) the license key or software authorization code associated with the Evaluation License.

4.4 Evaluation License Support. LSI and Synplicity will jointly provide technical support relating to the Amplify ASIC RC product during the term of the Evaluation License, to all customers that have obtained Amplify ASIC RC under an Evaluation License.

5. DISTRIBUTION BY SYNPLICITY OF AMPLIFY ASIC RC FOR COMMERCIAL LICENSES

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.1 Distribution. When Amplify ASIC RC will be distributed for use under a Commercial License, Synplicity has the [***] right to distribute Amplify ASIC RC and to sell and generate the Commercial License. Synplicity shall use all reasonable efforts to sell Commercial Licenses to customers of LSI’s RapidChip™ program. LSI shall provide market information about RapidChip™ customers for use by Synplicity in marketing and selling Amplify ASIC RC to those customers. [***].

5.2 Prices: Synplicity agrees that it will offer to sell the Amplify ASIC RC at prices [***] prices shown in Exhibit B. Synplicity shall be free at all times to sell Amplify ASIC RC at lower prices than shown in Exhibit B.

5.3 Renewals during Marketing Period. During the first [***] months of the Marketing Period, customers may renew their existing [***] month Commercial Licenses for additional [***] month periods. After that first [***] month period, customers must renew for [***] month or for perpetual license periods. Notwithstanding the above, design teams with a valid [***] month license as of the last day of the first [***] month period who have not completed their design at the time the valid license expires, may renew such license for a single additional [***] month period at the current license price.

5.4 Sales Targets. The parties shall use commercial reasonable efforts to meet the sales targets set forth in Exhibit B.

5.5 Commercial License Support. Synplicity will provide technical support related to the use and operation of Amplify ASIC RC to LSI, LSI’s Design Service Partners and RapidChip™ customers under the payment terms herein and Synplicity’s standard support agreement set forth in Exhibit I.

6. MARKETING

6.1 Marketing Activities. During the Marketing Period, the parties shall engage in the marketing activities described in Exhibit C. Each party will cooperate with the other party in marketing and promoting Amplify ASIC RC product to customers.

6.2 Right to Use Trademark and Trade Names. During the term of the Agreement, Synplicity shall use LSI’s then-current names, marks, logos, and other identifiers for the

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

RapidChip™ (“LSI Trademarks”) to identify Amplify ASIC RC. During the term of the Agreement, LSI shall use Synplicity’s then-current names, marks, logos, and other identifiers for the Amplify ASIC RC (“Synplicity Trademarks”) to identify Amplify ASIC RC.

6.3 Guidelines for Trademark Use. Synplicity shall use the LSI Trademarks, as permitted under this Agreement, in accordance with the following guidelines and any other guidelines that LSI may from time to time provide to Synplicity: (a) Synplicity shall use the LSI Trademarks only in the form and manner that LSI prescribes (and which it may change from time to time); and (b) upon termination of this Agreement for any reason, immediately cease all use of the LSI Trademarks. LSI shall use the Synplicity Trademarks, as permitted under this Agreement, in accordance with the following guidelines and any other guidelines that Synplicity may from time to time provide to LSI: (a) LSI shall use the Synplicity Trademarks only in the form and manner that Synplicity prescribes (and which it may change from time to time); and (b) upon termination of this Agreement for any reason, immediately cease all use of the Synplicity Trademarks.

6.4 Rights in Trademarks. Synplicity will not use, register or take other action with respect to any LSI Trademarks, name, logo, trademark, service mark, or other identifier used anywhere in the world by LSI, except to the extent authorized in writing by LSI in advance. LSI will not use, register or take other action with respect to any Synplicity Trademarks, name, logo, trademark, service mark, or other identifier used anywhere in the world by Synplicity, except to the extent authorized in writing by Synplicity in advance.

6.5 Restrictions. Except as set forth in this Section 6, nothing contained in this Agreement shall grant or shall be deemed to grant to Synplicity any right, title, or interest in or to LSI’s Trademarks. At no time during or after the term of this Agreement shall Synplicity challenge or assist others to challenge LSI’s Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof, or attempt to register any trademarks, marks or trade names confusingly similar to those of LSI. Except as set forth in this Section 6, nothing contained in this Agreement shall grant or shall be deemed to grant to LSI any right, title, or interest in or to Synplicity’s Trademarks. At no time during or after the term of this Agreement shall LSI challenge or assist others to challenge Synplicity’s Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof, or attempt to register any trademarks, marks or trade names confusingly similar to those of Synplicity.

7. FUTURE STRATEGIC COOPERATION

During the term of this Agreement, the parties will cooperate with each other in good faith to develop and enhance new products, methodologies and tools. The parties also wish to discuss derivative silicon platform architectures, IP generation and other unique products.

8. LSI INTERNAL USE LICENSES AND DESIGN SERVICE USE

8.1 Amplify ASIC RC Internal Licenses. Subject to the terms and conditions of this Agreement, Synplicity will grant LSI licenses for LSI’s internal use of Amplify ASIC RC on the terms and conditions set forth herein in Exhibit D, on the payment terms set forth in Section 9 below and the prices set forth in Exhibit B (the “Internal License”). LSI may authorize its contractors and consultants, who are bound by confidentiality obligations similar to the confidentiality obligations contained in this Agreement, to use the Amplify ASIC RC for LSI’s Internal Purposes. [***].

8.2 Access for Design Service Partners and Customers. As part of the licenses for LSI’s internal use, Synplicity shall grant Amplify ASIC RC license access to Design Service Partners, [***], on the same terms and conditions as for LSI’s internal use. [***].

8.3 Design Service Use. In addition to the Internal Purposes for LSI’s Internal Licenses (including authorized use by Design Service Partners), Synplicity shall allow the use for LSI Design Services by both LSI personnel and its Design Service Partners. In addition, Design Service Partners who have licensed Amplify ASIC RC for their internal use within their facilities shall be allowed the use of such licenses for LSI Design Services. LSI is responsible for compliance with the Software License Agreement, set forth in Exhibit D, by its Design Service Partners (to the extent applicable).

9. REPORTING AND PAYMENT

9.1 Reports. Within thirty (30) days after the end of each calendar quarter, LSI shall deliver to Synplicity a report that sets forth the following: [***].

9.2 Development Fees. Within thirty (30) days after achievement of the Milestones and LSI acceptance, LSI shall pay to Synplicity the development fees as set forth in Exhibit B.

9.3 Fees for Internal Use Licenses. LSI shall pay Synplicity the fees set forth in Exhibit B, in exchange for the number of Amplify ASIC RC and Other Synplicity Product licenses

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

for LSI’s internal use. [***].

9.4 Fees for Licenses to Design Service Partners. Design Service Partners shall pay Synplicity the fees set forth in Exhibit B, in exchange for Synplicity granting a license to a Design Service Partner [***].

9.5 Design Service Fees. Completed Designs by LSI or Design Service Partners for customers who do not have a Commercial License of Amplify ASIC RC or who seek to expand their Commercial License capacity using the Internal Licenses granted to LSI are [***].

9.6 Payment Terms. Payments under this Agreement are set forth in Exhibit B and must be paid in US Dollars and are subject to all applicable governmental laws, regulations and rulings, including the withholding of any taxes required by law.

9.7 Records and Audit Rights. LSI agrees that it shall maintain records sufficient to establish the fees payable pursuant to this Agreement. Synplicity may, with prior written notice and during normal business hours, have independent certified public accountants acceptable to LSI examine, at Synplicity’s expense, LSI’s records relating to the fees payable pursuant to this Agreement; provided, (i) that such accountants must agree in advance in writing to maintain in confidence and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Synplicity of the amounts of fees that should have been paid for the period covered by the examination, and (ii) provided further that such right may be exercised no more than once every 12 months and no period shall be audited more than once. The appropriate party shall correct any errors discovered during such examination. In no event shall any such adjustment be made more than one year after the end of the period in error. If fees due as a result of the audit are in excess of fees reported by 5% or more, then LSI shall bear the reasonable cost of the independent audit.

10. TRAINING

10.1 Obligations. Upon the delivery of production Amplify ASIC RC, Synplicity will provide the LSI design centers, LSI’s internal engineers and LSI’s field application engineers (FAE’s) with an initial training session, in locations mutually agreed, on the use and features of production Amplify ASIC RC. LSI shall reimburse Synplicity for all LSI pre-approved, actual and reasonable out of pocket costs in providing the training to the LSI design centers.

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10.2 Training to Customers. Synplicity may offer subsequent training classes to LSI’s employees and customers on the use of Amplify ASIC RC at Synplicity’s prevailing training class fees.

11. DEVELOPMENT LICENSES AND PROPRIETARY RIGHTS.

11.1 License to LSI Materials. LSI Materials are subject to the terms and conditions of the LSI Logic Master License Agreement For Design Tool Software Files attached hereto as [Exhibit H].

11.2 LSI Materials. The parties agree that, as between the parties, LSI retains sole ownership of the LSI Materials and all Intellectual Property Rights in and to the LSI Materials. LSI reserves all rights not expressly granted.

11.3 Synplicity Technology. The parties agree that, as between the parties, Synplicity retains complete ownership of all Intellectual Property Rights in and to the Synplicity Technology.

11.4 Amplify ASIC RC. Synplicity shall own all right, title and interest in and to Amplify ASIC RC (subject to LSI’s underlying rights in the LSI Materials) including all Intellectual Property Rights therein, and reserves all rights not granted hereunder. LSI license rights to the Amplify ASIC RC are as described in Sections 4, 8, and 13.

12. CONFIDENTIAL INFORMATION

12.1 Definition. “Confidential Information” is any information disclosed by one party to the other in connection with this Agreement, either in writing or, if orally, summarized in writing within thirty (30) days after disclosure, and which information the receiving party knows or has reason to know is regarded as confidential information by the disclosing party. The Confidential Information will include, but will not be limited to, trade secrets, documentation, algorithms, developments, the structure, sequence and organization of the source code of computer software, libraries, configurations, architectures, hardware, software, libraries, modules, algorithms, processes, developments, marketing plans, techniques, processes, procedures and formulae. For each item of Confidential Information, the party disclosing the item shall be called the “Disclosing Party,” and the party receiving the item shall be called the “Receiving Party.”

12.2 Obligations. For 5 years after the date of disclosure of any Confidential Information, the Receiving Party shall (i) hold all Confidential Information of the Disclosing Party in trust and confidence, (ii) protect it as the Receiving Party would protect its own confidential information (which, in any event, shall not be less than reasonable protection) and (ii) not use such Confidential Information for any purpose other than that contemplated by this Agreement. Unless agreed by the Disclosing Party in writing, the Receiving Party shall not disclose any Confidential

Information of the Disclosing Party, by publication or otherwise, to any person other than employees and contractors (such as contract manufacturers or software developers) who (i) are bound to written confidentiality obligations consistent with and at least as restrictive as those set forth herein and (ii) have a need to know such Confidential Information for purposes of enabling a party to exercise its rights and perform its obligations pursuant to this Agreement.

12.3 Exceptions. Notwithstanding the foregoing, neither party shall have any obligations under this Article with regard to any Confidential Information of the other party which (i) is already known to the Receiving Party without restriction prior to the time of disclosure by the Disclosing Party; (ii) is acquired by the Receiving Party from a third party without confidentiality restriction and does not originate with the Disclosing Party; (iii) is independently developed or acquired by the Receiving Party by employees or contractors without access to such Confidential Information; (iv) is approved for release by written authorization of the Disclosing Party; (v) is in the public domain at the time it is disclosed or subsequently falls within the public domain through no wrongful action of the Receiving Party; (vi) is furnished to a third party by the Disclosing Party without a similar restriction on that third party’s right of disclosure; or (vii) is disclosed pursuant to the requirement of a governmental agency or disclosure is permitted or required by operation of law, provided that the Receiving Party use its best efforts to notify the Disclosing Party in advance of such disclosure and seeks confidential treatment for such Confidential Information.

12.4 Confidentiality of Agreement. The parties further agree that the terms and conditions of this Agreement shall be confidential, except that either party may disclose the existence and terms of this Agreement as it deems appropriate in its reasonable discretion to comply with regulatory obligations; provided that it shall notify the other party upon such disclosure and shall take reasonable measures to seek confidential treatment of the Agreement. Further, either party may disclose the terms of this Agreement with the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed.

13. ESCROW

13.1 Source Code Escrow. For purposes of this Section, “Escrow Period” means the period beginning on the Effective Date and ending on the earlier of (i) [***]. At any time during the Escrow Period, LSI may request in writing that Synplicity do the following, and Synplicity shall do the following, [***], within 30 days after that request: (a) place a copy of the source code of Amplify ASIC RC (excluding any third party items that Synplicity does not have the right to include, or that are not available in source code form, so long as those items are identified with the source code) (the “Source Code”) into an escrow account with [***], and (b)

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establish LSI as a beneficiary under Synplicity’s agreement with [***], with respect to the source code of the Amplified ASIC RC.

13.2 Release. The following release conditions may be triggered during the Escrow Period. At LSI’s written request, Synplicity shall instruct the escrow agent to release the source code for Amplify ASIC RC to LSI upon the occurrence of any one of the following events during the Escrow Period: (i) Synplicity has liquidated, dissolved, entered into Chapter 7 bankruptcy or insolvency or ceased to do business in the ordinary course; (ii) Synplicity is the subject of a bankruptcy or other insolvency petition by a third party against Synplicity, that petition is not discharged within sixty (60) days after Synplicity receives notice of the filing of the petition, and Synplicity or the trustee in bankruptcy (including Synplicity as a debtor in possession, if applicable) has rejected this Agreement; or (iii) Synplicity is acquired by or merges with another corporation, and there is a Material Support Failure. “Material Support Failure” means Synplicity’s, or its successor’s, failure to perform the support and maintenance obligations for Amplify ASIC RC as set forth in this Agreement.

13.3 Limited Use Escrow License. Upon the release of the source code as specified in Section 13.2, LSI is hereby granted a [***] license to use the source code [***].

14. TERM AND TERMINATION

14.1 Term. This Agreement shall commence upon the Effective Date and continue in full force and effect until the earlier of (i) [***] or later if LSI and Synplicity executive management

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mutually agree to extend the target date for qualified production release beyond [***], in each case unless earlier terminated in accordance with Section 14.2 herein.

14.2 Termination for Cause. Either party may terminate this Agreement, upon written notice, if the other party has materially breached any provisions of this Agreement and has not cured that default within thirty (30) days after receiving written notice of the default. [***].

14.3 Effect of Termination. Upon the expiration or termination of this Agreement for any reason, (i) except to the extent reasonably required by LSI to exercise any surviving rights or fulfill any surviving obligations, LSI promptly shall return to Synplicity the originals and all copies (in tangible form or stored in storage or memory devices) of all Synplicity materials, all Confidential Information of Synplicity and all other material provided hereunder by Synplicity in LSI’s possession or control, and provide Synplicity with a written statement certifying that it has complied with the foregoing obligations, and (ii) except to the extent reasonably required by Synplicity to exercise surviving rights or fulfill any surviving obligations, Synplicity promptly shall return to LSI the originals and all copies (in tangible form or stored in storage or memory devices) of all LSI Materials, LSI Confidential Information and all other material provided hereunder by LSI in Synplicity’s possession or control, and provide LSI with a written statement certifying that it has complied with the foregoing obligations.

(a) During Development Period. In addition to the other consequences of termination herein, if during the Development Period, Synplicity terminates this Agreement under Section 14.2 for LSI’s material breach, then the development fees that would become due on acceptance under Section 3.2 will be [***]. Also, in addition to the other consequences of termination herein, if during the Development Period LSI terminates this Agreement under Section 14.2 for Synplicity’s material breach, then Synplicity will [***].

(b) During Marketing Period. In addition to the other consequences of termination herein, if during the Marketing Period, Synplicity terminates this Agreement under Section 14.2 for LSI’s material breach, then Synplicity may [***].

(c) Wind Down Period. In the event of Termination for Cause, for a period not to exceed twelve (12) months beginning on the effective date of termination, LSI may continue to [***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[***], (the “Wind Down Period”).

14.4 Remedies Cumulative. Termination shall be in addition to all other legal or equitable remedies available to either party.

14.5 Survival. Sections 1, 6.5, 9, 11, 12, 14.3, 14.4, 14.5, 16.1, 16.2, 16.3, 16.4, 16.5, 17, and Exhibit H shall survive any expiration or termination of this Agreement for any reason. Except as set forth in this Section 14.5, or as otherwise specifically set forth in this Agreement, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement for any reason. Termination shall not, however, relieve either party of any liability that arose prior to the date of expiration or termination.

15. LIMITATION OF LIABILITY

EXCEPT WITH RESPECT TO AN INFRINGEMENT OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS OR BREACH OF SECTIONS 11 (CONFIDENTIAL INFORMATION), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR BUSINESS OPPORTUNITIES, LOST DATA, OR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR RELIANCE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE. IN NO EVENT SHALL EITHER PARTIES’ LIABILITY ARISING OUT OR IN CONNECTION WITH THIS AGREEMENT EXCEED ALL AMOUNTS PAID UNDER THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

16. REPRESENTATION, WARRANTIES AND INDEMNIFICATION

16.1 Synplicity Indemnification. Synplicity shall, at its option and expense, defend or settle any claim, action or allegation brought against LSI alleging that Amplify ASIC RC, except for the LSI Materials, infringe upon the Intellectual Property Rights of any third party, and shall pay any final judgments awarded or settlements entered into. The obligations in this Section 15.1 is subject to the following actions: (i) LSI must give prompt written notice to Synplicity of any such claim, action or allegation of infringement; (ii) LSI must give Synplicity the authority to proceed as contemplated herein, and (iii) LSI must give such assistance and information as Synplicity may require to settle or oppose such claims. If in Synplicity’s sole determination neither of these options are commercially feasible, then Synplicity may terminate this Agreement and all rights to use Amplify ASIC RC, and require the return or destruction of the Amplify ASIC RC software, with a

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

refund to LSI of the annual Internal Use license fees paid for use of Amplify ASIC RC, less a reasonable allowance for use and shipping.

16.2 Options. In the event any such infringement, claim, action or allegation is brought or threatened, Synplicity may, at its sole option and expense, either (i) procure for LSI sufficient rights for LSI to carry out the licenses granted under this Agreement or (ii) modify or amend Amplify ASIC RC or infringing part thereof, or replace Amplify ASIC RC or infringing part thereof with other technology having substantially the same or better capabilities.

16.3 Exclusions. The foregoing obligations of Synplicity shall not apply to the extent the [***].

16.4 Sole Remedy. The foregoing states Synplicity’s entire liability with respect to infringement of any Intellectual Property Rights.

16.5 LSI Indemnification. LSI shall, at its option and expense, defend or settle any claim, action or allegation brought against Synplicity alleging facts that would constitute a breach of LSI’s warranties set forth below, and shall pay any final judgments awarded or settlements entered into related to such action or allegation; provided that LSI shall not enter into a settlement agreement that requires other than the payment of monetary damages without Synplicity’s prior written consent. LSI’s obligation is subject to the following actions: (i) Synplicity must give prompt written notice to LSI of any such claim, action or allegation of infringement; (ii) Synplicity must give LSI the authority to proceed as contemplated herein, and (iii) Synplicity must give such assistance and information as LSI may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, LSI may, at its sole option and expense, either (i) procure for Synplicity sufficient rights (at LSI’s expense) for Synplicity to carry out the licenses granted under this Agreement or (ii) modify or amend the RapidChip™ component or infringing part thereof, or replace the RapidChip™ component or infringing part thereof with other technology having substantially the same or better capabilities.

16.6 LSI Representations and Warranties.

(a) LSI represents, warrants and covenants as follows (i) [***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

; and (iii) LSI is a corporation duly organized and in good standing.

(b) THE FOREGOING WARRANTIES ARE THE SOLE WARRANTIES, EXPRESS OR IMPLIED, GIVEN BY LSI UNDER THIS AGREEMENT AND LSI DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT WITH RESPECT TO THE LSI MATERIALS.

16.7 Synplicity Representations and Warranties.

(a) Synplicity represents, warrants and covenants as follows (i) Synplicity has not and will not grant any rights under any future agreement that will conflict with the full enjoyment by LSI of its rights under this Agreement; (ii) Synplicity has all requisite ownership rights and licenses to perform its obligations under this Agreement free and clear of any conflicting agreements, adverse claims, and interests of any person or party; and (iii) Synplicity is a corporation duly organized and in good standing.

(b) THE FOREGOING WARRANTIES ARE THE SOLE WARRANTIES, EXPRESS OR IMPLIED, GIVEN BY SYNPLICITY UNDER THIS AGREEMENT AND SYNPLICITY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO AMPLIFY ASIC RC.

17. MISCELLANEOUS

17.1 Governing Law. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

17.2 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted, or interfered with by the reasons of acts of Gods, acts of an governmental authority, riot, revolution, fires, earthquakes, or war, or other cause beyond the reasonable control of the parties hereto (“Force Majeure”), the party so effected shall be excused from such performance until such Force Majeure is removed, provided that the party so effected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. However, in the event that any delay in performance pursuant to this Section 17.1 extends for more than thirty (30) days, the parties shall enter into good faith discussions concerning changes in any performance schedules.

17.3 Compliance with Export Control. The parties agree not to export or re-export, directly or indirectly, any technical data received from the other party pursuant to this Agreement, to any country to which such export or re-export is restricted or prohibited by United States or other relevant laws, without obtaining prior written authorization from the relevant government authorities as required by such laws.

17.4 Waiver. Any waiver of breach or default pursuant to this Agreement shall not be a waiver of any other subsequent default. Failure or delay by either party to enforce any term or condition of this Agreement shall not constitute a waiver of such term or condition.

17.5 Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement shall remain in full force and effect and such invalid or unenforceable provision shall be deleted.

17.6 Assignment. Neither party may assign or otherwise transfer this Agreement or any rights under this Agreement, in whole or in party, whether voluntarily or by operation of law without the other party’s prior written consent. Notwithstanding the foregoing, LSI and Synplicity shall have the right to assign without prior written consent in the event of a transfer of all or substantially all of that party’s business or assets whether by asset acquisition, merger, consolidation or otherwise. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Any assignment in violation of this Section 16.6 will be null and void.

17.7 Authority. Each party warrants to the other party that it has the authority to enter into this Agreement and that all necessary corporate or other approvals have been or will be obtained.

17.8 No Third Party Beneficiaries. The parties hereto expressly agree that there are no third party beneficiaries of this Agreement.

17.9 Notices. Any notice required or permitted pursuant to this Agreement shall be in writing addressed to the signators and general counsels of receiving party and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate, or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth in the preamble to this Agreement. Notices will be deemed effective three (3) business days after deposit in the mail as set forth above, or one (1) day delivery to an overnight air courier services.

17.10 Integration. This Agreement (including the Exhibits and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. No terms, provisions or conditions of any purchase order, acknowledgement or other business form that either party may use in connection with the transactions contemplated by this Agreement will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of a receiving party to object to such terms, provisions or conditions. This Agreement may not be amended, except by a writing signed by both parties.

17.11 Negotiated Terms. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

17.12 Counterparts. This Agreement may be executed in one or more counterparts, including facsimiles, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

17.13 Construction. The article and section headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement, and any instrument referred to herein or executed and delivered in connection herewith, shall not be construed against any party as the principal drafting party hereof or thereof.

IN WITNESS WHEREOF, the parties have caused this Development and Marketing Agreement to be signed by their duly authorized representatives.

SYNPLICITY, INC.	LSI LOGIC CORPORATION

By:	/s/ BERNARD ARONSON	By:	/s/ RONNIE VASISHTA

Name:	Bernard Aronson	Name:	Ronnie Vasishta

Title:	CEO and President	Title:	V.P. Technology Marketing

Date:	17th April, 2003	Date:	17th April, 2003

Exhibit A

Specifications / Statement of Work

Development of Amplify ASIC for RapidChip Products

Development Work. Synplicity will develop custom support to Amplify ASIC for LSI’s RapidChip product and include this in Amplify ASIC RC (AARC). AARC will need the capabilities required to support the flow described below.

LSI—Amplify ASIC RC Design Flow

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Development Components

In addition to capabilities required to support the flow described above, the following is a list of the key capabilities required of Amplify ASIC RC as part of this development effort:

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Additional Acceptance Requirements

[***]

Definitions

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Design Suites

1.	The “Beta Design Suite” is defined to be the first five designs (designs 1-5) as defined in Exhibit A.

2.	The “Production Design Suite” is defined to be the six designs as defined in Exhibit A.

3.	[***]

Timing Correlation Acceptance Criteria

[***]

Worst Negative Slack Acceptance Criteria

Beta WNS Quality of Results (“QoR”) Criteria: The Beta WNS QoR criteria shall be met if

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[***]

Production WNS QoR Criteria: The Production WNS QoR criteria shall be met if

[***]

Total Negative Slack Acceptance Criteria

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Test Suite

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Development Dependencies

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Development Target Milestones

Amplify ASIC RC Beta1 deliverable to LSI	[***]

Amplify ASIC RC Beta2 deliverable to LSI	On or before [***]

[***]

Amplify ASIC RC Production deliverable to LSI	On or before [***]

Modifications To Statement Of Work

The dates and deliverables in this Statement Of Work may be modified by unanimous approval of the LSI and Synplicity Management Committee without requiring amendment to this Agreement. But in no event, shall changes to this Statement of Work occur within 30 days of the production release of AARC.

Management Committee

LSI Representatives: [***]

Synplicity Representatives: [***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit B

Fees and Pricing

1. Development Fees

LSI will pay development fees to Synplicity as specified below for the phased deliverables.

Milestones and payments:

Payment net 30 days of delivery of statement of acceptance for beta 2	Payment net 30 days of delivery of statement of acceptance for production
[***]	[***]

2. Amplify ASIC RC Internal License Fees

a. During the Development Period, Synplicity will provide a reasonably required number of licenses of Amplify ASIC RC to LSI at no charge. These licenses may be used on a limited number of real customer designs as part of the development process.

b. After the Development Period and during the Marketing Period, Synplicity will provide at LSI’s request up to [***] licenses of Amplify ASIC RC to LSI for an annual fee of [***] dollars ($[***]). The first annual fee shall be payable in two (2) equal installments of [***] dollars ($[***]). The first installment shall be paid six (6) months after the acceptance of production release of Amplify ASIC RC, but in no event shall such installment be paid prior to [***]. The second installment shall be paid nine (9) months after the acceptance of production release of Amplify ASIC RC, but in no event shall such installment be paid prior to [***]. At LSI’s sole discretion, during the last two (2) twelve (12) month periods of this Agreement, LSI may elect to annually renew the Internal Licenses under this section for an additional annual fee of $[***] due in four (4) equal installments of [***] dollars ($[***]), payable at the beginning of each quarterly period.

c. If LSI uses more than [***] licenses for Amplify ASIC RC in any twelve (12) month period, then LSI shall pay an additional maintenance fee of [***] dollars ($[***]) for each additional license.

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3. Licenses to Design Services Partners.

a. The third party entities, listed in Exhibit E, may become Design Services Partners (as defined in the main body of the Agreement). To the extent such an entity is a Design Service Partner, it may access licenses, for Internal Purposes, of Amplify ASIC RC for a fee equal to [***] ($[***]) for each twelve (12) month period, [***]. These fees are due within thirty (30) days after delivery of such Internal Purpose licenses.

4. Design Services Fees

— For each Completed Design by a Design Services Partner or as a result of LSI Design Services, created using the Internal Use Amplify ASIC RC licenses granted to LSI or a Design Service Partner under this Agreement, LSI shall pay Synplicity a fee equal to [***] dollars ($[***]), on the terms set forth in Section 9. These fees are paid quarterly within 30 days after each quarter end for Completed Designs finished in that quarter.

5. Pricing For Amplify ASIC RC

— The following are [***] prices for Amplify ASIC RC to be charged by Synplicity for prospective Rapid Chip customers. Synplicity may sell to customers at a lower price.

License Term:	Marketing Periods
	Year 1 and 2	Year [***]
6-month license	$[***]	$[***]

12-month license	$[***]	$[***]

6. Sales Targets

—The following are expected minimum numbers of Amplify ASIC RC Commercial Licenses sold per calendar year by Synplicity, with year 1 commencing with the beginning of the Marketing Period. In the event that the targeted numbers of licenses are not sold in any given year, the Management Committee shall meet to review and discuss remedies for the shortfall. Such remedies may include a [***]. It is understood by both parties that the intent of these Sales Targets is to establish a minimum level of Amplify ASIC RC revenue during each [***] month period during the Marketing Period.

Year 1	Year 2	Year [***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[***] licenses	[***] licenses	[***] licenses

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit C

Marketing Activities

1.	Synplicity will be an initial member of LSI’s “RapidChip Partner Program”.

2.	Consistent with the strategy of the RapidChip Partner Program,

•	Upon execution of this Agreement the parties will announce their intent to jointly develop and market a customized physical synthesis product for RapidChip. The target date for this release is April 22, 2003. LSI and Synplicity will use reasonable efforts to meet this target date.

•	Upon acceptance of Amplify ASIC RC production release, LSI will announce that Amplify ASIC RC is certified and endorsed by LSI for RapidChip designs.

3.	LSI may reference Synplicity in general future product announcements, such as quotes, in LSI’s ongoing public relations plan for this product line.

Exhibit D

End User License Agreement (EULA)

In addition to the rights and restrictions granted under the Development, Marketing, and Distribution Agreement (Agreement) including Exhibits, the following additional terms apply. In case of conflict, the terms of the Agreement govern.

This is a legal agreement governing use of the software program provided to you (“Licensee”) by Synplicity (“SOFTWARE”). For the purposes of this agreement, SOFTWARE refers to the Amplify ASIC RC product. The term “SOFTWARE” also includes related documentation (whether in print or electronic form) and any updates or upgrades of the SOFTWARE provided by Synplicity, but does not include certain software licensed by third party licensors and made available to you by Synplicity under the terms of such third party licensor’s license (including software licensed under the General Public License (GPL)).

Evaluation License. If Licensee has obtained the SOFTWARE pursuant to an evaluation license, then, in addition to all other terms and conditions, the following restrictions apply: (a) The license to the SOFTWARE terminates after 60 days (unless otherwise agreed to in writing by Synplicity); and (b) Licensee may use the SOFTWARE only for the sole purpose of internal testing and evaluation to determine whether Licensee wishes to license the SOFTWARE on a commercial basis. Licensee shall not use the SOFTWARE to design any integrated circuits for production or pre-production purposes or any other commercial use including, but not limited to, for the benefit of Licensee’s customers. If Licensee breaches any of the foregoing restrictions, then Licensee shall pay to Synplicity a license fee equal to Synplicity’s standard license fee as per the Agreement for the commercial version of the SOFTWARE.

License. Synplicity grants to Licensee a non-exclusive, worldwide right to use or authorize use of the SOFTWARE by up to the number of nodes for which Licensee has a license and for which Licensee has the security key(s) or authorization code(s) provided by Synplicity or its for the Licensee’s Site. For the purposes of this agreement, the software licenses provided under this agreement are floating with global WAN. If Licensee has obtained the SOFTWARE under a “floating” license, then a “node” refers to a concurrent user or session, and the SOFTWARE may be used concurrently by up to the number of users or sessions indicated. The SOFTWARE may be installed and accessed at any Licensee facility or accessed from remote locations by its employees, but the maximum number of concurrent sessions or nodes still applies. In addition, Synplicity grants to Licensee a worldwide, non-exclusive license to copy and distribute internally the documentation portion of the SOFTWARE in support of its license to use the program portion of the SOFTWARE. For purposes of this EULA the “Licensee’s Site” means the location of the server on which the SOFTWARE resides, or when a server is not required, the location of the client computer for which the license was issued. In addition to the foregoing, Synplicity will re-host LSI Internal Use licenses up to a total number of re-hosts of ten (10) times in each twelve (12) month period at no fee to LSI. Re-hosts in excess of ten (10) times in any twelve (12) month period will be subject to a re-host fee at Synplicity’s then prevailing list price.

Copy Restrictions. This SOFTWARE is protected by United States copyright laws and international treaty provisions and Licensee may copy the SOFTWARE only as follows: (i) to directly support authorized use under the license, and (ii) in order to make a copy of the SOFTWARE for backup purposes. Copies must include all copyright and trademark notices.

Use Restrictions. This SOFTWARE is licensed to Licensee for internal use only. Licensee shall not (and shall not allow any third party to): (i) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any source code, underlying ideas, underlying user interface techniques or algorithms of the SOFTWARE by any means whatever, or disclose any of the foregoing; (ii) provide, lease, lend, or use the SOFTWARE for timesharing or service bureau purposes, on an application service provider basis, or otherwise circumvent the internal use restrictions; (iii) modify, incorporate into or with other software, or create a derivative work of any part of the SOFTWARE; (iv) disclose the results of any benchmarking of the SOFTWARE, or use such results for its own competing software development activities, without the prior written permission of Synplicity; or (v) attempt to circumvent any user limits, maximum gate count limits or other license, timing or use restrictions that are built into the SOFTWARE.

Transfer Restrictions/No Assignment. The SOFTWARE may only be used under this license at the designated locations and designated equipment as set forth in the license grant above, and may not be moved to other locations or equipment or otherwise transferred without the prior written consent of Synplicity. Any permitted transfer of the SOFTWARE will require that Licensee executes a “Software Authorization Transfer Agreement” provided by Synplicity. Further, Licensee shall not sublicense, or assign this EULA or any of the rights or licenses granted under this EULA, without the prior written consent of Synplicity.

Security. Licensee agrees to take all appropriate measures to safeguard the SOFTWARE and prevent unauthorized access or use thereof. Recommended ways to achieve this include: (i) implementation of firewalls and other security applications            , (ii) use of FLEXlm options file that restricts access to the SOFTWARE to identified users; (iii) maintaining and storing license information in paper format only; (iv) changing TCP port numbers every three (3) months; and (v) communicating to all authorized users that use of the SOFTWARE is subject to the restrictions set forth in this EULA.

Ownership of Design Techniques. “Design Techniques” means the data, circuit and logic elements, libraries, algorithms, search strategies, rule bases, and technical information incorporated in the SOFTWARE. Synplicity retains all right, title and interest in and to Design Techniques incorporated into the SOFTWARE, including all intellectual property rights embodied therein. Licensee acknowledges that Synplicity has an unrestricted, royalty-free right to incorporate any Design Techniques disclosed by Licensee into its software, documentation and other products, and to sublicense third parties to use those incorporated design techniques.

Government Users. The Software contains commercial computer software and commercial computer software documentation. In accordance with FAR 12.212 and DFARS 227.7202, use, duplication or disclosure is subject to restrictions under paragraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013, and further restricted by this EULA. Synplicity, Inc., 935 Stewart Drive, Sunnyvale, CA 94085, U. S. A.

Exhibit E

Design Service Partner List

[***]

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit F

Toolnet v1.4 Specification

Synplicity ToolNet Interface

API Documentation

Version 1.4

The Synplicity ToolNet Interface uses Tcl as its underlying mechanism and a Tcl extension package called DP 4.0 to implement platform and tool independent communication between cooperating CAE tools.

Background

Tcl

Tcl (Tool Command Language) is an industry-standard scripting language capable of handling enterprise-scale integration tasks. It has a simple and programmable syntax and can be either used as a standalone application or embedded in application programs. In our discussion, it is assumed that Tcl is used as an embedded scripting engine with the main program being the vendor’s CAE tool.

Note that the CAE tool only has to export a basic set of commands required for cross-probing purposes and it is not necessary to support Tcl for other tool automation tasks in order to support the Synplicity Cross Probe interface.

Tcl-DP

Tcl comes with built-in support for TCP/IP networking. Tcl-DP enhances this support with network protocols, remote procedure call (RPC), and distributed object support. Tcl-DP implements network communication over a variety of channels and protocols, but for the ToolNet interface, a TCP/IP connection with socket facilities is assumed. However, this underlying mechanism is transparent to the developers supporting the cross probe interface since it is taken care of by DP, which exposes a higher-level distributed object protocol which works using the hidden lower level networking commands.

Introduction

Cross-communication between tools, or cross-probing, is achieved by the Synplicity ToolNet interface by means of a distributed object where the current state of cross-probing is held. This object (called a crossprobe object) is created by the server, and is transparently distributed to every other CAE tool requesting it.

Since the most current state information is visible to each CAE tool which creates/uses the crossprobe object, tools can take advantage of updating their GUI based on this, immediately on start-up. Besides this, every time any useful information in the crossprobe object is changed using the API provided, a notification is sent to each tool which has registered as a listener for a change event of that type. This allows each tool to update their GUI as soon as a relevant ToolNet message is received.

CAE tools can register as listeners for any or all categories of events provided. Furthermore, they can also un-register and/or completely disable the ToolNet interface at any time.

CAE tools can be ToolNet event sources or event listeners, or more commonly both.

Event Sources

To be an event source, a CAE tool has to implement calls to certain Tcl commands provided in the API from their C++ or Tcl code, at appropriate times. e.g. when a user clicks on an item in a GUI, a schematic editor tool which wants to be an event source, can call a Tcl command which changes the state of the cross-probe object. The change in the distributed crossprobe object automatically results in notifications to any other tools which had registered for listening to an event of that type (including the source itself, if it was a registered listener as well).

Event Listeners

To be an event listener, a CAE tool has to execute (either at start-up or when the ToolNet interface is to be engaged) a Tcl script which registers it as listener, using the Tcl API provided. Furthermore, it has to set up Tcl callback functions that implement the desired effect (native to the CAE tool) in its GUI. It is expected that for reasonable user feedback, this will involve exposing some of the tool’s internal GUI functionality (e.g. HiliteNet) through Tcl commands which can be called from the callback functions.

Xprobe Server

Crossprobe objects are managed by the xprobe server application. The server application will be automatically started by the CAE tool (if its using manager.tcl) and will be running in the background. [NT: To see if xprobe_server is running check the processes in the Window NT task manager]. Any application can crossprobe to each other hereafter. This way application, which started first or started the server does not have to be active till the end. The server looks for any active listeners for certain time (which can be defined) based on which the server remains active or kills itself. This server will be using the port 8000 by default. To start the server using a different port number, the XPROBE_PORTID environment variable must be set to the desired port number.

Naming issues

Various CAE tools and languages have widely different sets of valid characters in names, different hierarchy characters, and different ways to escape special characters. In order to present a uniform naming convention so that names can be correctly recognized across different tools, every event source should convert object names to the common format described below.

Each event listener can then use the generic name so obtained to construct a legal name in a native format, which can be passed to internal commands, native to that tool.

Event Sources

1)	Each name consists of a Tcl list of quoted strings, where each string element represents the instance name for each level of hierarchy (with the hierarchy character removed).

2)	Each string list element should contain any escaped special characters in their un-escaped forms (ie. any escape characters should be removed).

3)	Since back-slash “\” is a special string escape sequence in Tcl itself, backslashes embedded in the elements should be converted to double backslashes “\\”. Note that because of (1) & (2), these back-slashes will only be present if they are part of an instance name in the hierarchy or the object name at the lowest level of the hierarchy—they will not represent escapes and hierarchy levels.

4)	Case should be preserved throughout. If a listener is case-insensitive, it can ignore the case, but the format should not change this one way or the other.

5)	If an application has knowledge of an alias or a source name that could be more likely to be seen by other applications, that name should be used, rather than the processed name.

Event Listeners

1)	With the above conversions, it should be easy to reconstruct the original name using the escape conventions and hierarchy character that the listener application expects to use. This is done by adding a hierarchy character between list elements and escaping each special character using the listener’s escape sequences.

2)	Since some knowledge of hierarchy may be lost when passing data files from one phase of the CAD flow to the next, a listener should try to check if a flat name (a list with a single string element), if not matched, can be split into levels of hierarchy using its native convention, and if so, try to see if a match can be found using the new hierarchical name.

Implementation

The following changes need to implemented in a CAE tool’s code for it to be an event source, listener or both. It is assumed that the Tcl libraries are linked in and the Tcl include files are available in appropriate locations.

Implementation common to both event listeners and sources

Create a script which includes or is similar to the provided “peer.tcl” and calls it in the manager.tcl(which also starts the server).

Call the application’s InitTclCrossProbeInterp() member in initialization routine. This requires a member variable to store a pointer to the ToolNet interface’s Tcl interpreter structure.

Call Tcl_DoOneEvent() in a loop somewhere, usually in MFC’s OnIdle() or OnRun().

Call CloseTclCrossProbe () from the application’s exit routine.

Implementation specific to event sources

Each of these should be invoked at a proper point in the CAE tool’s code (only the ones for which the tool wants to send events should be implemented). They result in calls to Tcl routines in crossprobe.tcl.

tcAddHiliteInst, tcAddHiliteNet, tcAddHilitePort, tcAddHiliteText, tcUnHiliteInst, tcUnHiliteNet, tcUnHilitePort, tcUnHiliteText,

tclUnHiliteAll

Implementation specific to event listeners

Create the following Tcl wrappers for native implementation of hilite/unhilite etc.

tcHiliteInstWrapper, tcUnHiliteInstWrapper,
tcHiliteNetWrapper, tcUnHiliteNetWrapper,
tcHilitePortWrapper, tcUnHilitePortWrapper,
tcHiliteTextWrapper, tcUnHiliteTextWrapper,

tcUnHiliteAllWrapper

Register the wrappers by adding to the tcCommands table and using “TclCreateCommands.”

Create the following callback functions in the <your> peer.tcl file, and implement calls to the above wrappers from the callback functions. Only callbacks for events that the listener is interested in should be implemented.

HiliteInst, HiliteNet, HilitePort, HiliteText,
UnHiliteInst, UnHiliteNet, UnHilitePort, UnHiliteText,

UnHiliteAll

Register the above callbacks functions using “dp_SetTrigger”.

e.g. dp_SetTrigger after crossprobe LastHilitedNet HiliteNet.

CallerId: This feature enables sender to stop from listening to its own messages. When the peer establishes connection to the server or when the server is created an ID is returned which represents the current applications ID. All the listener applications (which include the sender also) get the first parameter as the sender’s ID. If sender ID and the current ID happen to be same, the listener can ignore it, if they choose to do it. [ Note: This is an optional feature, its not necessary to use this feature for the normal functioning of crossrprobe]

Reference

BOOL InitTclCrossProbeInterp(void)

Initializes Tcl and the cross probe interface. The default implementation of this function that is provided takes care of creating and initializing a new interpreter, calling tcCreateCommands. It then executes a tcl script which can be customized using ini variables. This tcl file loads the DP 4.0 package and loads other tcl files like connection.tcl and crossprobe.tcl. Connection.tcl deals with the connection/disconnection of the server/peer application. Crossprb.tcl takes care of the crossprobe object.

int Tcl_DoOneEvent(int flags)

Tcl’s event handler. This procedure is the entry point to Tcl’s event loop; it is responsible for waiting for events and dispatching event handlers Tcl_DoOneEvent checks to see if events are already present on the Tcl event queue; if so, it calls the handler(s) for the first (oldest) event, removes it from the queue, and returns. If there are no events ready to be handled, then Tcl_DoOneEvent checks for new events from all possible sources. Typical flags are: TCL_ALL_EVENTS | TCL_DONT_WAIT. For more information refer to the Tcl Library Procedures documentation.

BOOL CloseTclCrossProbeInterp(void)

Executes clean up code related to the initialization of the Tcl interface.

tcAddHiliteInst (char *name), tcAddHiliteNet (char *name),
tcAddHilitePort (char *name), tcAddHiliteText(char *szWhereInfo)

Send out a highlight object message which changes the state of the distributed crossprobe object and thus causes notifications to be sent to all interested listeners. These commands are thin wrappers over Tcl library functions which evaluate the tcl commands that change the crossprobe object’s state.

tcUnHiliteInst (char *name), tcUnHiliteNet(char *name),
tcUnHilitePort (char *name), tcUnHiliteText(char *szWhereInfo)

Similar to the highlight messages, these commands send out an unhighlight object message which changes the state of the distributed crossprobe object and thus causes notifications to be sent to all interested listeners. These commands are thin wrappers over Tcl library functions which evaluate the tcl commands that change the crossprobe object’s state.

TclUnHiliteAll

Sends a message to the distributed crossprobe object to unhighlight all objects. Listeners receive the “UnHiliteAll’ message.

tcCreateCommands()

A utility function that walks over the tcCommands table and exposes the wrapped CC++ functions. For this command to work, the tcCommands table must have all the entries filled and terminated with a NULL. Alternatively, each Tcl command wrapper may be registered inline by the initialization function.

HiliteInst, HiliteNet, HiliteText, HilitePort

UnHiliteInst, UnHiliteNet, UnHiliteText, UnHilitePort, UnHiliteALl (tcl functions)

These Tcl callback functions implement the application specific behavior which is at the heart of cross-probing. CAE tool vendors can add any application specific functionality built up on building blocks that call the newly created Tcl commands (wrappers) inside these callback functions. Any errors in these functions are not reported and there is no interruption if an exception is raised due to syntax or semantic errors.

dp_AddTrigger (tcl function)

The format of this Tcl command is:

dp_SetTrigger {beforeAfter obj member callback}

beforeafter: a keyword “before” or “after” depending on whether the callback function is to be called before the member is modified or after obj: the name of the distributed object, “crossprobe” in our case.

member: the name of the distributed object member which was modified e.g. LastHilitedNet, LastHilitedInst etc.

callback: the Tcl callback function already defined earlier in the Tcl script, which should be called when the given member is modified.

GUI Guidelines

In order to present a consistent user interface across various vendors applications, a few guidelines are provided for callback function implementation.

1)	ToolNet messages for different object should cause visible user feedback on the cross-probed objects.

2)	Multiple objects of the same type should be cross-probed. i.e. cross-probing a net should not de-select the previously cross-probed net automatically.

3)	Any ToolNet operation that is not immediate should show some user notification such as an hour-glass or status message.

4)	For applications that would like to engage or disengage the cross probe interface at run time (either with user input or automatically depending on the state of the tool), user feedback should be provided for displaying the status of the interface.

5)	Applications should allow the user to disable the ToolNet interface manually using an ini variable or preference dialog/menu item.

6)	Any application should check the current state of the ToolNet object on startup, so it is in sync with other application that may have subscribed to the crossprobe interface.

7)	Errors such as object names that were not found should not result in modal error boxes, since they may be valid due to name changes etc. Usually a status message is preferred.

Exhibit G

Toolnet License Agreement

1. Synplicity grants Licensee a nonexclusive, non-transferable worldwide right to use, copy and distribute the ToolNet v.1.4 software (the “ToolNet Software”) solely as bundled with Licensee’s products under terms at least as protective as the Minimum Terms set forth in Exhibit G-3, provided that if Licensee makes a copy or distributes the ToolNet Software, it must contain Synplicity’s copyright notice and a notice indicating that the ToolNet Software is licensed from Synplicity.

2. Licensee shall not, and shall not permit any third party to, alter, modify, adapt, translate prepare derivative works from, decompile, reverse engineer, disassemble or otherwise derive computer source code from the ToolNet Software. Licensee may not rent or lease the ToolNet Software or use the ToolNet Software in a service bureau.

3. Synplicity provides the ToolNet Software on an “As Is” basis. Synplicity does not warrant, guarantee, or make any representations regarding the use or results of the ToolNet Software with respect to its correctness, accuracy, reliability, noninfringement or performance. The entire risk of the use and performance of the ToolNet Software is assumed by Licensee. ALL WARANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY ARE HEREBY DISCLAIMED.

4. IN NO EVENT SHALL SYNPLICITY BE LIABLE TO ANY PARTY FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE TOOLNET SOFTWARE, ITS DOCUMENTATION OR ANY DERIVATIVES THEREOF, EVEN IF SYNPLICITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

5. Licensee agrees that Licensee shall be responsible for providing all support and maintenance to Licensee’s end user customers relating to the ToolNet Software. Licensee will disclaim all warranties on behalf of Synplicity to Licensee’s end user customers.

6. Portions of the ToolNet Software were licensed by Synplicity from Cornell University are subject to the terms and conditions specified in Exhibit G-1. Licensee agrees to abide by the terms and conditions in Exhibit G-1.

7. Portions of the ToolNet Software were licensed by Synplicity from the Regents of the University of California, Sun Microsystems, Inc., Scriptics Corporation and other parties, under the terms and conditions specified in Exhibit G-2. Licensee agrees to abide by the terms and conditions in Exhibit G-2.

8. Licensee warrants that it is not prohibited from receiving the ToolNet Software under U.S. export laws; that it is not a national of a country subject to U.S. trade sanctions; that it will not use the ToolNet Software in a location that is the subject of U.S. trade sanctions that would cover the ToolNet Software; and that to its knowledge it is not on the U.S. Department of Commerce’s table of deny orders or otherwise prohibited from obtaining goods of this sort from the United States.

9. The ToolNet Software contains commercial computer software and commercial computer software documentation. In accordance with FAR 12.212 and DFARS 227.7202, use, duplication or disclosure is subject to restrictions under paragraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013, and further restricted by this Agreement.

10. This Software License Agreement is governed by the laws of the State of California, without reference to conflicts of law principals and without regard to the 1980 U.N. Conversion on Contracts for International Sales of Goods.

Exhibit G1

Tcl-DP License Agreement

1. The “Software”, below, refers to the Tcl-DP system, developed by the Tcl-DP group (in either source-code, object-code or executable-code form), and related documentation, and a “work based on the Software” means a work based on either the Software, on part of the Software, or on any derivative work of the Software under copyright law: that is, a work containing all or a portion of the Tcl-DP system, either verbatim or with modifications. Each licensee is addressed as “you” or “Licensee.”

2. Cornell University as the parent organization of the Tcl-DP group holds copyright in the Software. The copyright holder reserves all rights except those expressly granted to Licensees, and U.S. Government license rights.

3. Permission is hereby granted to use, copy, modify, and to redistribute to others. If you distribute a copy or copies of the Software, or you modify a copy or copies of the Software or any portion of it, thus forming a work based on the Software, and make and/or distribute copies of such work, you must meet the following conditions:

a. If you make a copy of the Software (modified or verbatim) it must include the copyright notice and this license.

b. You must cause the modified Software to carry prominent notice stating that you changed specified portions of the Software.

4. LICENSEE AGREES THAT THE EXPORT OF GOODS AND/OR TECHNICAL

DATA FROM THE UNITED STATES MAY REQUIRE SOME FORM OF EXPORT CONTROL LICENSE FROM THE U.S. GOVERNMENT AND THAT FAILURE TO OBTAIN SUCH EXPORT CONTROL LICENSE MAY RESULT IN CRIMINAL LIABILITY UNDER U.S. LAWS.

5. Portions of the Software resulted from work developed under a U.S. Government Contract and are subject to the following license: the Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in this computer software to reproduce, prepare derivative works, and perform publicly and display publicly.

6. Disclaimer of warranty: Licensor provides the software on an “as is” basis. Licensor does not warrant, guarantee, or make any representations regarding the use or results of the software with respect to its correctness, accuracy, reliability or performance. The entire risk of the use and performance of the software is assumed by licensee. ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY ARE HEREBY EXCLUDED.

7. Lack of maintenance or support services: Licensee understands and agrees that licensor is under no obligation to provide maintenance, support or update services, notices of latent defects, or correction of defects for the software.

8. Limitation of liability, indemnification: Even if advised of the possibility of damages, under no circumstances shall licensor be liable to licensee or any third party for damages of any character, including, without limitation, direct, indirect, incidental, consequential or special damages, loss of profits, loss of use, loss of goodwill, computer failure or malfunction. Licensee agrees to indemnify and hold harmless licensor for any and all liability licensor may incur as a result of licensee’s use of the software.

Exhibit G2

Copyright Agreement for ToolNet Software

This software is copyrighted by the Regents of the University of California, Sun Microsystems, Inc., Scriptics Corporation, and other parties. The following terms apply to all files associated with the software unless explicitly disclaimed in individual files.

The authors hereby grant permission to use, copy, modify, distribute, and license this software and its documentation for any purpose, provided that existing copyright notices are retained in all copies and that this notice is included verbatim in any distributions. No written agreement, license, or royalty fee is required for any of the authorized uses. Modifications to this software may be copyrighted by their authors and need not follow the licensing terms described here, provided that the new terms are clearly indicated on the first page of each file where they apply.

IN NO EVENT SHALL THE AUTHORS OR DISTRIBUTORS BE LIABLE TO ANY PARTY FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THIS SOFTWARE, ITS DOCUMENTATION, OR ANY DERIVATIVES THEREOF, EVEN IF THE AUTHORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

THE AUTHORS AND DISTRIBUTORS SPECIFICALLY DISCLAIM ANY WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. THIS SOFTWARE IS PROVIDED ON AN “AS IS” BASIS, AND THE AUTHORS AND DISTRIBUTORS HAVE NO OBLIGATION TO PROVIDE MAINTENANCE, SUPPORT, UPDATES, ENHANCEMENTS, OR MODIFICATIONS.

GOVERNMENT USE: If you are acquiring this software on behalf of the U.S. government, the Government shall have only “Restricted Rights” in the software and related documentation as defined in the Federal Acquisition Regulations (FARs) in Clause 52.227.19 (c) (2). If you are acquiring the software on behalf of the Department of Defense, the software shall be classified as “Commercial Computer Software” and the Government shall have only “Restricted Rights” as defined in Clause 252.227-7013 (c) (1) of DFARs. Notwithstanding the foregoing, the authors grant the U.S. Government and others acting in its behalf permission to use and distribute the software in accordance with the terms specified in this license.

Exhibit G3

Minimum Terms

1. Limited Use. End User shall not copy or use the ToolNet Software except as expressly set forth in an End User license.

2. Ownership. End User acknowledges and agrees that Synplicity owns all right, title and interest to the ToolNet (subject to the rights of Cornell University, Regents of the University of California, Sun Microsystems, Inc., and Scriptics Corporation). Except as otherwise expressly stated in the End User License Agreement, End User does not acquire any rights, express or implied, in the ToolNet Software.

3. Reverse Engineering. End User shall not cause or permit the modification, reverse engineering, decompilation, disassembly or other translation of the ToolNet Software.

4. Warranty. Licensee disclaims on behalf of Synplicity any and all warranties, express, implied and statutory, including without limitation any implied warranties of non-infringement, satisfactory quality, merchantability or fitness for a particular purpose.

5. Limitation of Liability. End User agrees that Synplicity shall not be liable to End User for any special, indirect, incidental, or consequential damages or damages for loss of profits or other pecuniary loss, arising out of the use of or inability to use the ToolNet Software, regardless of how arising and regardless of the cause of action, whether in tort, contract or otherwise, and even if Synplicity had been advised of the possibility of such damages.

Exhibit H

LSI Logic Master License Agreement For Design Tool Software

In addition to the rights and restrictions granted under the Development, Marketing, and Distribution Agreement (Agreement) including Exhibits, the following additional terms apply. In case of conflict, the terms of the Agreement govern, except in the case of when the Agreement has been terminated and this Exhibit H survives.

1.	License Grant and Restrictions

1.1.	Subject to the terms and conditions stated herein, LSI grants to Licensee a [***].

1.2.	Licensee may make copies of the Materials only to the extent necessary to achieve the purpose stated in Section 1.1 above.

1.3.	Licensee shall not sublicense any rights obtained under this Agreement to any third party. Licensee shall not reproduce the Materials without the prior written consent of LSI. Licensee agrees that the Materials will not be reverse-engineered, decompiled, disassembled, or used for any purpose other than the purpose stated in Section 1.1 above without the express written consent of LSI.

1.4.	In no event may any such Materials or any portion thereof be added or incorporated into any software or database of Licensee.

1.5.	Licensee shall not remove or destroy any copyright notices, proprietary markings or confidential legends placed upon or contained within the Materials or any copies thereof.

2.	Term and Termination

2.1.	Unless extended by written agreement of the parties, this Agreement shall terminate upon 30-day written notice by either party of an intent to terminate.

2.2.	Notwithstanding the forgoing, LSI may terminate this Agreement if Licensee breaches a material provision of this Agreement and fails to cure such breach to the satisfaction of LSI within 30 days after written notice from LSI, or if Licensee becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, has a petition in bankruptcy filed against it, has a receiver appointed, or institutes proceedings for liquidation or dissolution.

2.3.	Upon termination or expiration of this Agreement for any reason whatsoever, all rights of Licensee with respect to the Materials and any other obligations of LSI under this Agreement shall cease. Licensee shall immediately cease all use of the Materials and return all Materials and all copies thereof in tangible form to LSI, and Licensee shall destroy all electronic and other copies thereof (with the exception of back-up or archival copies as may be approved in writing by LSI) and upon request provide LSI with certification thereof.

[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.4.	The provisions of Sections 3, 4, 5 and 6 shall survive termination or expiration of this Agreement for any reason whatsoever.

3.	Ownership

3.1.	LSI and its licensors, if any, shall retain sole right, title, and ownership of the Materials and all intellectual property rights related to the Materials, even if the Materials have been modified by LSI upon request of Licensee or based upon specifications provided by Licensee.

3.2.	LSI shall own any and all intellectual property rights related to any derivatives of the Materials created by Licensee.

4.	Confidentiality

4.1.	Licensee shall hold in confidence the Materials as LSI’s confidential information, and shall use the Materials only as expressly provided in Article 1, and shall protect the confidentiality of such confidential information with the same degree of care as Licensee uses to protect its own confidential or proprietary information of great commercial value, but in no event less than reasonable care. Licensee shall not make any such information available in any form to any person other than to Licensee’s engineering employees or subcontractors with a need to know for the purpose set forth in Section 1.1 above. Licensee represents that it maintains (and agrees that it will maintain throughout the period that it retains any Materials) a reasonable system to protect confidential information, including, without limitation, written agreements with all of its employees containing prohibitions on their disclosure and the use of third party confidential information, which provisions are no less stringent than those contained in this Article 4, and that the Materials will be protected under such system. Licensee agrees to notify LSI immediately of any suspected misuse or unauthorized disclosure of any Materials.

4.2.	The obligations of confidentiality imposed on Licensee under this Article 4 shall not apply or shall cease to apply to any information that Licensee clearly establishes: (i) was already rightfully in the possession of Licensee at the time of disclosure as evidenced by records of Licensee; (ii) is or becomes publicly available through no act or omission of Licensee; (iii) is rightfully received by Licensee from a third party without an obligation of confidentiality; (iv) is independently developed by Licensee’s employees or contractors without use of or access to the information; or (v) is approved for unrestricted disclosure by written authorization of an authorized officer of LSI.

5.	Disclaimer of Warranty and Support

5.1.	LSI WILL HAVE NO OBLIGATION TO PROVIDE ANY SUPPORT OR MAINTENANCE IN CONNECTION WITH THE MATERIALS SUPPLIED TO LICENSEE UNDER THIS AGREEMENT.

5.2.	THE MATERIALS ARE FURNISHED TO THE LICENSEE “AS IS”. ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTY AGAINST INFRINGEMENT, ARE HEREBY DISCLAIMED. NO SPECIFICATION OR OTHER DESCRIPTION, NO SAMPLE, NO PROTOTYPE AND NO DEMONSTRATION BOARD OR SYSTEM SHALL OPERATE AS A WARRANTY OF ANY KIND REGARDING ANY OF THE MATERIALS.

6.	Damages

6.1.	THE SOLE REMEDY AVAILABLE TO LICENSEE UNDER THIS AGREEMENT FOR ANY BREACH BY LSI OF ITS OBLIGATIONS HEREUNDER SHALL, AT THE OPTION OF LSI, BE PARTIAL OR FULL REFUND OF THE LICENSE FEE PAID HEREUNDER. AT ITS OPTION, LSI MAY PROVIDE

UPDATED VERSIONS OF THE MATERIALS AS THESE BECOME AVAILABLE TO CORRECT BUGS OR IMPROVE PERFORMANCE.

6.2.	EXCLUSION. IN NO EVENT WILL LSI BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) CAUSED BY ANY BREACH BY LSI OF ITS OBLIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE) EVEN IF LSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION IS A MATERIAL CONDITION TO LSI ENTERING INTO THIS AGREEMENT.

7.	General

7.1.	Limited Rights. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel, or otherwise any license or any other rights except as may otherwise be expressly set forth in this Agreement.

7.2.	Notice. Any notice or report shall be in writing and shall be considered given if delivered personally or if sent by either party to the other by first class mail, postage prepaid, addressed to the address given above, or to such other address as the party provides by written notice.

7.3.	Assignment. Licensee shall not assign, sublicense or otherwise transfer any or all of its rights or privileges hereunder without the prior written consent of a vice president or higher level officer of LSI.

7.4.	Export Compliance. Each party shall be responsible for complying with the laws and regulations of the U.S. government relating to the export of goods and technology.

7.5.	Waiver. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

7.6.	U.S. Government Restricted Rights. The Materials (including documentation) are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth FAR 52.227-14 (g)(3)(i) Rights in Data—General and FAR 52.227-19 (c)(1) Commercial Computer Software—Restricted Rights, as applicable. Manufacturer is LSI Logic Corporation, 1551 McCarthy Blvd. (M/S D-106) Milpitas, CA 95035.

7.7.	Governing Law. This Agreement shall be governed by, and construed under, the laws (excluding its choice of law rules) of the State of California. The parties agree that any legal action to enforce or interpret this Agreement shall be brought in the courts of the State of California, or the Federal Court for the Northern District of California.

7.8.	Severability. In the event that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or void, then the remaining provisions of this Agreement shall remain in full force and effect as though such invalid or void provision were not contained in this Agreement.

Integration. This Agreement embodies the entire understanding of the parties as it relates to the subject matter hereof. This Agreement supersedes any prior agreements or understandings between the parties as to this subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by an officer of each party.

Exhibit I

Maintenance and Support Services

Product Maintenance and Support Services are provided to customers on a term basis. This term is active when applicable product maintenance fees have been paid to Synplicity. The following product maintenance and support services are provided to customers during their active term.

Product Updates

•	Error Corrections and Product Updates. Synplicity will provide routine updates to the software to correct errors, make enhancements, or otherwise improve software performance. Synplicity may notify Licensee of error corrections and product updates through several mechanisms, including but not limited to; e-mail, web page notice, and/or general press release. General software updates are made available to our customers through electronic download from our web site. In addition, Synplicity may provide software patches to solve specific end-user problems. The patches are an additional benefit of Synplicity maintenance and support services. A software patch to a specific customer may be generated when a fatal problem is detected and a timely resolution in the form of a workaround or next software release is not available.

•	Documentation Updates. Synplicity makes occasional updates to its documentation and/or release notes. Updates can be obtained electronically and are also provided in general software release distributions. Product specific application notes are also available that illustrate key design procedures utilizing Synplicity products. Product application notes generally become available independent of product releases and are distributed electronically on our technical support web pages.

Technical Support Services

•	Telephone Support—Synplicity provides staffed technical support Monday through Friday from 8:00 a.m. to 5:00 p.m. PST, excluding holidays. Such resolution may include software patches, workarounds, or corrections to Licensee’s design data.

•	Electronic Support—Synplicity provides a comprehensive web based self-help support facility. The Support section of www.synplicity.com contains product updates, documentation, application notes, our knowledgebase and an interactive call tracking system. Licensee may search our knowledge base to resolve their questions. The knowledge base contains answers to issues that have been seen and resolved by our Application Engineers. Questions may be submitted to our Application Engineers through our interactive call tracking system on our web pages, 24 hours per day, in addition to utilizing voicemail, fax, and email. The interactive web based support system allows our customer to submit and review the complete history of all their questions to our applications engineering staff.

•	Response Times At Synplicity, it is our goal to respond to all customer inquiries with 24 hours of receipt. Due to the varying complexity of technical design problems, the resolution time of problems varies widely. Synplicity staffs our technical support center with a mixture of applications engineers who have a broader range or responsibility than is typical. Many of our AE’s are part of the product development team, are responsible for product verification, or are involved in design consulting or methodology evaluation. By utilizing AE’s who have varying responsibilities, we are better able to address the needs of our customers, and better able to adjust to the peak needs of a technical support center. Historically, nearly 80% of all customer questions have been assigned to an AE within our 24-hour goal. Additionally, 50% of all questions are resolved on the same day.

•	Problem Escalation To ensure the needs of our Licensee’s are being met, Synplicity encourages our customers to escalate questions to Synplicity management whenever they feel that our response is not satisfactory. Often, by exposing the question to a wider audience at Synplicity, we are able to identify another possible solution, or adjust resources to better address the questions. Any customer at any level can escalate an issue simply by asking the AE who is on the problem to escalate the issue. This will automatically promote it to the AE manager. Further escalation can be initiated by the customer to the AE Directors for ASIC or FPGA products, or the Vice President of Corporate Applications Engineering.